EXHIBIT 10.36

Summary of Executive Salary and Bonus Arrangements

The table below summarizes the current annual salary and bonus arrangements we have with each of our current executive officers. All of the compensation arrangements we have with our executive officers, including with respect to annual salaries and bonuses, are reviewed and may be modified from time to time by the Compensation Committee of our Board of Directors. On March 22, 2011, the Compensation Committee approved the annual base salary and bonus arrangements noted in the table below.  The annual base salaries will become effective on March 27, 2011, and the bonus arrangement is effective for the fiscal and calendar year ending December 31, 2011.

We have written employment arrangements with each of our executive officers, and a copy of each such employment arrangement is filed as an exhibit to the accompanying Annual Report on Form 10-K. The non-salary and bonus components of our compensation arrangements with our executive officers, including with respect to severance, option grants and other benefits, are described in those respective agreements. We generally pay bonuses, if any, to our executive officers on an annual basis, with the exception of Mr. Newton as noted below. Certain of our executive officers participate in the executive bonus plan that was adopted by the Compensation Committee on March 22, 2011, a description of which is included in Item 9B and as Exhibit 10.35 in this Form 10-K. In addition to the bonus arrangements noted in the table below, all of our executive officers are eligible for discretionary bonuses as determined from time to time by the Compensation Committee.

Additional information regarding our compensation arrangements with our executive officers will be included in our definitive Proxy Statement to be filed in connection with our 2011 Annual Meeting of Stockholders.

Executive Officer	Annual Base Salary	Bonus
Frank F. Khulusi
Chairman, President and Chief Executive Officer	$833,000		(1)

Brandon H. LaVerne
Chief Financial Officer, Treasurer and Assistant Secretary	$317,500		(1)

Kristin M. Rogers
Executive Vice President—Sales and Marketing	$350,000		(1)

Robert I. Newton
Executive Vice President, General Counsel and Secretary	$317,500		(2)

Joseph B. Hayek
Executive Vice President—Corporate Development and Investor Relations	$263,000		(1)

(1)	Mr. Khulusi, Mr. LaVerne, Ms. Rogers and Mr. Hayek are eligible to participate in our executive bonus plan referenced above.
(2)	Mr. Newton is eligible to receive an annual bonus of up to $127,000, paid in quarterly installments, as well as discretionary bonuses as determined from time to time by the Compensation Committee.